UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 27, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Conditional Approval of Investigational Device Exemption; Plans to Commercialize in Australia

On August 2, 2010, EnteroMedics Inc. (the “Company”) issued a press release announcing that it has received conditional approval for its Investigational Device Exemption (“IDE”) application with the U.S. Food and Drug Administration. The IDE outlines plans for conducting a pivotal trial evaluating the safety and efficacy of VBLOC® vagal blocking therapy delivered via the Company’s second-generation Maestro® RC System in the treatment of obesity. The Company also announced its plans to commercialize the Maestro® RC System in Australia. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Nasdaq Hearings Panel Decision

On July 27, 2010, the Company received a written decision from the Nasdaq Hearings Panel (the “Panel”) finding that the Company has regained compliance with the $1.00 per share minimum bid requirement for continued listing under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”) and granting the Company’s request to remain listed on The Nasdaq Capital Market. This decision was issued in connection with the Company’s appeal of Nasdaq’s determination to delist the Company’s common stock due to its inability to regain compliance with the Minimum Bid Requirement during the 180 day grace period ending on May 12, 2010, which was previously disclosed on the Company’s Current Report on Form 8-K filed on May 19, 2010. The Company’s appeal stayed the suspension of the trading of the Company’s common stock pending the issuance of the Panel’s written decision. In connection with its appeal, the Company effected a 1-for-6 reverse split of its common stock on July 9, 2010 to cure its deficiency with respect to the Minimum Bid Requirement, which was previously disclosed on the Company’s Current Reports on Form 8-K filed on June 29, 2010 and July 13, 2010. The closing bid price of the Company’s common stock has been greater than $1.00 since the effectiveness of the reverse split.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: August 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 2, 2010.